Exhibit 4.20

NINTH AMENDMENT

TO LOAN AND SECURITY AGREEMENT

NINTH AMENDMENT, dated as of February 22, 2006 (the “Amendment”), to the Loan and Security Agreement dated as of April 13, 2001, as amended by the First Amendment dated as of August 3, 2001, the Second Amendment dated as of May 24, 2002, the Third Amendment dated as of November 18, 2002, the Fourth Amendment dated as of March 3, 2003, the Fifth Amendment dated as of December 31, 2003, the Sixth Amendment dated as of June 29, 2004, the Seventh Amendment dated as of September 15, 2004 and the Eighth Amendment dated as of February 28, 2005 (the “Loan Agreement”), by and among (i) LSB INDUSTRIES, INC., a Delaware corporation (the “Parent”), THERMACLIME, INC., an Oklahoma corporation formerly known as ClimaChem, Inc. (“ThermaClime”), and each of the Subsidiaries of ThermaClime identified on the signature pages thereof (such Subsidiaries, together with ThermaClime, each a “Borrower”, and collectively, the “Borrowers”), (ii) the lenders identified on the signature pages thereof (each a “Lender” and collectively the “Lenders”) and (iii) WELLS FARGO FOOTHILL, INC., a California corporation formerly known as Foothill Capital Corporation, as the arranger and administrative agent for the Lenders (the “Agent”).

WHEREAS, the Borrowers have requested that the Loan Agreement be amended and modified to (i) permit the Borrowers to deliver the Borrowers’ Projections for the fiscal year 2006 on or before February 22, 2006 rather than December 1, 2005 and (ii) modify the minimum EBITDA covenant, and the Agent and the Lenders have agreed to such amendments subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

1. Capitalized Terms. All capitalized terms used in this Amendment (including, without limitation, in the recitals hereto) and not otherwise defined shall have their respective meanings set forth in the Loan Agreement.

2. Financial Covenants. Section 7.20 of the Loan Agreement is hereby amended as follows:

(a) Minimum EBITDA. Section 7.20(a)(i) is hereby amended in its entirety to read as follows:

“(i) Minimum EBITDA. EBITDA, measured on a fiscal quarter-end basis, of not less than the required amount set forth in the following table for the applicable period set forth opposite thereto;

Applicable Amount	Applicable Period
$20,647,767	For the 12 month period ending March 31, 2006
$19,602,410	For the 12 month period ending June 30, 2006

Applicable Amount	Applicable Period
$17,339,273	For the 12 month period ending September 30, 2006
$16,441,683	For the 12 month period ending December 31, 2006

Borrowers’ EBITDA for the 12 month period ending each fiscal quarter after December 31, 2006 shall not be less than the greater of (x) $17,000,000 and (y) 85% of Borrowers’ projected EBITDA for such period as set forth in the Projections delivered to Agent in accordance with Section 6.3(c), which Projections are in form and substance acceptable to Agent; provided, that if Agent and Borrowers cannot agree on the EBITDA covenant number based upon Borrowers’ projected EBITDA, for purposes of this Section 7.20(a)(i), Borrowers’ EBITDA for such 12 month period shall be determined by Agent in its Permitted Discretion and shall not be less than $17,000,000.”

3. Conditions Precedent. The effectiveness of this Amendment is subject to the fulfillment, in a manner satisfactory to the Agent, of each of the following conditions precedent which shall be deemed satisfied upon the Agent’s execution of this Amendment (the effective date of this Amendment shall be retroactive to November 30, 2005, the “Ninth Amendment Effective Date”):

(a) Representations and Warranties; No Event of Default. The representations and warranties contained herein, in Section 5 of the Loan Agreement and in each other Loan Document and certificate or other writing delivered to the Agent or any Lender pursuant hereto on or prior to the Ninth Amendment Effective Date shall be correct in all material respects on and as of the Ninth Amendment Effective Date as though made on and as of such date, except to the extent that such representations and warranties (or any schedules related thereto) expressly relate solely to an earlier date (in which case such representations and warranties shall be true and correct in all material respects on and as of such date); and no Default or Event of Default shall have occurred and be continuing on the Ninth Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(b) Delivery of Documents. The Agent shall have received on or before the Ninth Amendment Effective Date the following, each in form and substance satisfactory to the Agent and, unless indicated otherwise, dated the Ninth Amendment Effective Date:

(i) counterparts of this Amendment duly executed by the Borrowers, the Agent and the Lenders; and

(ii) such other agreements, instruments, approvals, opinions and other documents as the Agent may reasonably request from the Borrowers.

(c) Amendment Fee. The Borrowers shall have paid to the Agent, for the benefit of the Lenders, in immediately available funds, a fully earned and nonrefundable amendment fee equal to $5,000, the payment of which shall be effected by Agent charging such fee to Borrowers’ Loan Account.

(d) Proceedings. All proceedings in connection with the transactions contemplated by this Amendment, and all documents incidental thereto, shall be satisfactory to the Agent and its special counsel, and the Agent and such special counsel shall have received from the Borrowers all such information and such counterpart originals or certified copies of documents, and such other agreements, instruments, approvals, opinions and other documents, as the Agent or such special counsel may reasonably request.

4. Representations and Warranties. Each Borrower hereby represents and warrants to the Agent and the Lenders as follows:

(a) Representations and Warranties; No Event of Default. The representations and warranties herein, in Section 5 of the Loan Agreement and in each other Loan Document and certificate or other writing delivered to the Agent or any Lender pursuant hereto on or prior to the Ninth Amendment Effective Date are correct in all material respects on and as of the Ninth Amendment Effective Date as though made on and as of such date, except to the extent that such representations and warranties (or any schedules related thereto) expressly relate solely to an earlier date (in which case such representations and warranties are true and correct in all material respects on and as of such date); and no Default or Event of Default has occurred and is continuing on the Ninth Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(b) Organization, Good Standing, Etc. Each Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization, (ii) has all requisite power and authority to execute, deliver and perform this Amendment and the other Loan Documents to which it is a party being executed in connection with this Amendment, and to perform the Loan Agreement, as amended hereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary except where the failure to be so qualified reasonably could not be expected to have a Material Adverse Change.

(c) Authorization, Etc. The execution, delivery and performance by each Borrower of this Amendment, and the performance by each Borrower of the Loan Agreement, as amended hereby, (i) have been duly authorized by all necessary action on the part of such Borrower, (ii) do not and will not contravene such Borrower’s charter or by-laws, any applicable law or any material contractual restriction binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties.

5. Waiver and Consent.

(a) Pursuant to the request of the Borrowers, but subject to satisfaction of the conditions set forth in Section 3 above, and in reliance upon the representations and warranties of the Borrowers set forth herein and in the Loan Agreement, the Lenders and the Agent hereby waive any Event of Default arising under the Loan Agreement as a result of the Borrowers’ failure to deliver the Projections for the fiscal year 2006 by December 1, 2005 pursuant to Section 6.3(c)(i) of the Loan Agreement, provided that such Projections shall have been delivered to the Agent on or before February 22, 2006.

(b) The Agent’s and the Lenders’ consent and waiver of any Event of Default relating to the events set forth in paragraph (a) above (i) shall be effective only in this specific instance and for the specific purposes set forth herein, and (ii) does not allow for any other or further departure from the terms and conditions of the Loan Agreement or any other Loan Documents, which terms and conditions shall continue in full force and effect.

6. Miscellaneous.

(a) Continued Effectiveness of the Loan Agreement. Except as otherwise expressly provided herein, the Loan Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the Ninth Amendment Effective Date (i) all references in the Loan Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Amendment, and (ii) all references in the other Loan Documents to which any Borrower is a party to the “Loan Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Amendment. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as an amendment of any right, power or remedy of the Lender under the Loan Agreement or any other Loan Document, nor constitute an amendment of any provision of the Loan Agreement or any other Loan Document.

(b) Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

(c) Headings. Section headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(d) Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

(e) Costs and Expenses. The Borrowers jointly and severally agree to pay on demand all reasonable fees, costs and expenses of the Agent and each Lender in connection with the preparation, execution and delivery of this Amendment and the other related agreements, instruments and documents.

(f) Amendment as Loan Document. Each Borrower hereby acknowledges and agrees that this Amendment constitutes a “Loan Document” under the Loan Agreement. Accordingly, it shall be an Event of Default under the Loan Agreement (i) if any representation or warranty made by a Borrower under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made or (ii) if Borrowers fail to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in this Amendment.

(g) Waiver of Jury Trial. EACH BORROWER, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AMENDMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

Borrowers:

THERMACLIME, INC. (formerly known as ClimaChem, Inc.), an Oklahoma corporation

By:
Title:

CHEROKEE NITROGEN COMPANY, a Oklahoma corporation

By:
Title:

CLIMATE MASTER, INC., a Delaware corporation

By:	0
Title:

CLIMATECRAFT, INC., an Oklahoma corporation

By:
Title:

CLIMACOOL, CORP., an Oklahoma corporation

By:
Title:

INTERNATIONAL ENVIRONMENTAL CORPORATION, an Oklahoma corporation

By:
Title:

ACP INTERNATIONAL, LIMITED, an Oklahoma corporation

By:
Title:

KOAX CORP., an Oklahoma corporation

By:	0
Title:

LSB CHEMICAL CORP., an Oklahoma corporation

By:
Title:

XPEDIAIR, INC., an Oklahoma corporation

By:
Title:

EL DORADO CHEMICAL COMPANY, an Oklahoma corporation

By:
Title:

CHEMEX I CORP., an Oklahoma corporation

By:
Title:

TRISON CONSTRUCTION, INC., an Oklahoma corporation

By:
Title:

CHEMEX II CORP., an Oklahoma corporation

By:	0
Title:

Agent and Lender:

WELLS FARGO FOOTHILL, INC., a California corporation

By:
Title:

Lender:

CONGRESS FINANCIAL CORPORATION (SOUTHWEST), a Texas corporation

By:
Title: